Exhibit 99.1

MRC Global Announces Third Quarter 2022

Earnings Release and Conference Call Schedule

HOUSTON, TX – September 16, 2022 – MRC Global Inc. (NYSE: MRC) will release its third quarter 2022 results on November 8, 2022, after the market closes. In conjunction with the release, the company will host a conference call, which will be webcast, on Wednesday, November 9, 2022, at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Third Quarter 2022 Earnings Conference Call

When:	Wednesday, November 9, 2022, at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Via phone -- Dial 201-689-8261 and ask for the MRC Global call at least 10 minutes prior to the start time, or via webcast -- at http://www.mrcglobal.com

A replay will be available through November 23, 2022, by dialing 201-612-7415 using passcode 13730618#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, upstream production, and midstream pipeline sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 205 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 250,000 SKUs from over 10,000 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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